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                                                              EXHIBIT (c)(13)(b)


                                                    Corporate Vice President and
                                                    General Counsel

                                                    ----------------------------
N O R T H R O P                                     Northrop Corporation
                                                    ----------------------------
                                                    1840 Century Park East
                                                    Los Angeles, CA  90067-2199
                                                    Telephone (310) 553-6262



                                                    January 10, 1994




Grumman Corporation
1111 Stewart Avenue
Bethpage, New York  11714-3580

          Re:  Amendment of Confidentiality Agreement

Dear Sirs:

This will confirm that the Confidentiality Agreement, dated January 21, 1992, between you and us shall be amended solely for the purpose of correcting the date of the Agreement, which is hereby amended to "January 21, 1993". All other terms and conditions of said Confidentiality Agreement are unchanged and remain in full force and effect.

Please confirm your agreement with the foregoing by signing and returning the duplicate copy of this letter enclosed herewith.

                                                    Sincerely,



                                                    By:
                                                        ------------------------
                                                         Richard R. Molleur


Accepted and agreed to
as of the date first
written above:


By:
    ------------------------
     T.L. Genovese
     Vice President & General Counsel